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                                                                    Exhibit 10.4

                       IN THE UNITED STATES DISTRICT COURT
                        FOR THE EASTERN DISTRICT OF TEXAS
                               TEXARKANA DIVISION

____________________________________
                                    )
STATE OF TEXAS,                     )
                                    )
                  Plaintiff,        )
                                    )
vs.                                 )     No. 5-96CV-91
                                    )
AMERICAN TOBACCO                    )
COMPANY, et al.,                    )
                                    )
                  Defendants.       )
____________________________________)

                STIPULATION OF AMENDMENT TO SETTLEMENT AGREEMENT
                         AND FOR ENTRY OF CONSENT DECREE

      THIS STIPULATION OF AMENDMENT TO SETTLEMENT AGREEMENT AND FOR ENTRY OF CONSENT DECREE (the "Stipulation of Amendment") is made as of the date hereof, by and among the parties hereto, as indicated by their signatures below, to amend the Comprehensive Settlement Agreement and Release entered into by the parties hereto with respect to this Action on January 16, 1998 (the "Settlement Agreement").

      WHEREAS, on January 16, 1998, the State of Texas and Settling Defendants entered into the Settlement Agreement to settle and resolve with finality all present and future civil claims against all parties to this litigation

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relating to the subject matter of this litigation which have been or could have been asserted by any of the parties hereto;

      WHEREAS, the Settlement Agreement was approved and adopted as an enforceable order of the Court pursuant to Court Order dated January 22, 1998.

      WHEREAS, the Settlement Agreement contains a "Most Favored Nation" clause which provides that, in the event that Settling Defendants enter into a future pre-verdict settlement agreement of other litigation brought by a non-federal governmental plaintiff on terms more favorable to such governmental plaintiff than the terms of the Settlement Agreement (after due consideration of relevant differences in population or other appropriate factors), the terms of the Settlement Agreement shall be revised so that the State of Texas will obtain treatment at least as relatively favorable as any such non-federal governmental entity;

      WHEREAS, on May 8, 1998, Settling Defendants Philip Morris Incorporated, R.J. Reynolds Tobacco Company, Brown & Williamson Tobacco Corporation and Lorillard Tobacco Company (the "MFN Settling Defendants") entered into a pre-verdict settlement agreement with the State of Minnesota (the "Minnesota Settlement") to resolve the lawsuit State of Minnesota v. Philip Morris Inc., No. C1-94-8565 (Dist. Ct. Ramsey County, filed Aug. 17, 1994);


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      WHEREAS, the State of Texas and MFN Settling Defendants agree that, pursuant to the Most Favored Nation clause of the Settlement Agreement, the Settlement Agreement is to be revised in light of the Minnesota Settlement;

      WHEREAS, the State of Texas and Settling Defendants have agreed on the terms of revisions to the Settlement Agreement, including revisions in light of the Minnesota Settlement, as set forth in this Stipulation of Amendment and the attached Consent Decree; and

      WHEREAS, the parties hereto have further agreed jointly to petition the Court for approval of the Consent Decree:

      NOW, THEREFORE, BE IT KNOWN THAT, pursuant to the Most Favored Nation clause of the Settlement Agreement and in consideration of their mutual agreement to the terms of this Stipulation of Amendment (including, inter alia, waiver of any further claim to revise the Settlement Agreement pursuant to the Most Favored Nation clause, except as expressly provided herein), and such other consideration as described herein, the sufficiency of which is hereby acknowledged, the parties hereto, acting by and through their authorized agents, memorialize and agree as follows:

      1. Amendment of Settlement Agreement. The provisions of this Stipulation of Amendment supplement the terms of the Settlement Agreement, which shall remain in full force and effect except insofar as they are expressly


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revised by the provisions of this Stipulation of Amendment. Nothing in this
Stipulation of Amendment shall be construed to release Settling Defendants from any of the obligations assumed in paragraphs 6 (Elimination of Billboards and Transit Advertisements), 8 (Initial Payments) and 9 (Pilot Program Payments) of the Settlement Agreement.

      2. Voluntary Agreement of the Parties. This Stipulation of Amendment is entered into voluntarily by the parties hereto. The State and Settling Defendants understand that Congress may enact legislation dealing with some of the issues addressed in the Settlement Agreement, this Stipulation of Amendment or the Consent Decree. The MFN Settling Defendants and their assigns, affiliates, agents and successors hereby voluntarily waive any right to challenge the Settlement Agreement, this Stipulation of Amendment or the Consent Decree, directly or through third parties, on the ground that any term thereof or hereof is unconstitutional, outside the power or jurisdiction of the Court or preempted by or in conflict with any current or future federal legislation (except insofar as the non-economic terms of the Settlement Agreement (as revised hereby) or the Consent Decree are irreconcilable with any such future federal legislation). The Court may, upon the State's application, enter a Consent Decree in the form attached as Exhibit 1 hereto.


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      3. Definitions. For the purposes of the Settlement Agreement, this
Stipulation of Amendment and the Consent Decree, the following terms shall have the meanings set forth below:

            (a) "Consumer Price Index" means the Consumer Price Index for All Urban Consumers for the most recent twelve-month period for which such percentage information is available, as published by the Bureau of Labor Statistics of the U.S. Department of Labor;

            (b) "Market Share" means a Settling Defendant's respective share of sales of Cigarettes, by number of individual Cigarettes shipped in the United States for domestic consumption, as measured by such Settling Defendant's audited reports of shipments of Tobacco Products provided to the U.S. Securities and Exchange Commission ("SEC") (or, in the case of any Settling Defendant that does not provide such reports to the SEC, audited reports of shipments containing the same shipment information as contained in the reports provided to the SEC) ("Shipment Reports"), during
      (i) with respect to payments made pursuant to paragraph 7 of this Stipulation of Amendment, the calendar year ending on the date on which the payment at issue is due (or, in the case of the payment due on November 1, 1998, the calendar year ending December 31, 1998), regardless of when such payment is made, and (ii) with respect to all other


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      payments made pursuant to this Stipulation of Amendment and the Settlement
      Agreement, the calendar year immediately preceding the year in which the payment at issue is due, regardless of when such payment is made;

            (c) "Cigarettes" means any product which contains nicotine, is intended to be burned or heated under ordinary conditions of use, and consists of or contains (i) any roll of tobacco wrapped in paper or in any substance not containing tobacco; or (ii) tobacco, in any form, that is functional in the product, which, because of its appearance, the type of tobacco used in the filler, or its packaging and labeling, is likely to be offered to, or purchased by, consumers as a cigarette; or (iii) any roll of tobacco wrapped in any substance containing tobacco which, because of its appearance, the type of tobacco used in the filler, or its packaging and labeling, is likely to be offered to, or purchased by, consumers as a cigarette described in subparagraph (i) of this paragraph;

            (d) "Smokeless Tobacco" means any product that consists of cut, ground, powdered or leaf tobacco that contains nicotine and that is intended to be placed in the oral cavity;

            (e) "Tobacco Products" means Cigarettes and Smokeless Tobacco; and


                                       6
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            (f) "Children" means persons under the age of 18.

The above definitions supplement the definitions provided in the Settlement Agreement and, insofar as they differ, supersede them.

      4. Settlement Receipts. The payments to be made by Settling Defendants under this Stipulation of Amendment during the year 1998 are in settlement of the State's claims for reimbursement for public health expenditures of the State of Texas incurred in the year of payment or earlier years related to the subject matter of this Action, including without limitation expenditures made by the State's Employees' Health Insurance Program and Charity Care programs. All other payments made by Settling Defendants pursuant to this Stipulation of Amendment are in settlement of all of the State of Texas's claims for damages incurred by the State in the year of payment or earlier years related to the subject matter of this Action, including claims for reimbursement of Medicaid expenditures and punitive damages, except that no part of any payment under the Settlement Agreement or this Stipulation of Amendment is made in settlement of an actual or potential liability for a fine, penalty (civil or criminal) or enhanced damages or as the cost of a tangible or intangible asset or other future benefit.

      5. Supplemental Initial Payment. Each MFN Settling Defendant severally shall cause to be paid into the registry of the court and in accordance with and subject to paragraph 17 of this Stipulation of Amendment, pro rata in proportion to


                                       7
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its Market Share, its share of $156,530,000, to be paid on or before January 4,
1999; its share of $605,090,000, to be paid on or before January 3, 2000; its share of $605,090,000, to be paid on or before January 2, 2001; its share of $605,090,000, to be paid on or before January 2, 2002; and its share of $303,200,000, to be paid on or before January 2, 2003. The payments made by MFN Settling Defendants pursuant to this paragraph shall be adjusted upward by the greater of 3% or the actual total percent change in the Consumer Price Index applied each year on the previous year, beginning with the payment due to be made on or before January 3, 2000. The payments due to be made by MFN Settling Defendants pursuant to this paragraph 5 on or before January 3, 2000, on or before January 2, 2001, on or before January 2, 2002, and on or before January 2, 2003, will also be decreased or increased, as the case may be, in accordance with the formula for adjustment of payments set forth in Appendix A hereto. The payment due to be made by MFN Settling Defendants pursuant to this paragraph 5 on or before January 4, 1999, shall not be subject to adjustment for inflation or in accordance with the formula for adjustment of payments set forth in Appendix A hereto.

      6. Acceleration of Supplemental Initial Payment. In the event that any MFN Settling Defendant fails to make any payment required of it pursuant to paragraph 5 of this Stipulation of Amendment (a "Defaulting Defendant") by the


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applicable date set forth in such paragraph 5 (a "Missed Payment"), the State of
Texas shall provide notice to each of the MFN Settling Defendants of such non-payment. The Defaulting Defendant shall have 15 days after receipt of such notice to pay the Missed Payment, together with interest accrued from the original applicable due date at the prime rate as published in the Wall Street Journal on the latest publication date on or before the date of default plus 3%. If the Defaulting Defendant does not make such payment within such 15-day period, the State of Texas shall have the option of providing notice to each of the MFN Settling Defendants of such continued non-payment. In the event that the State of Texas elects to provide such notice, any or all of the MFN Settling Defendants (other than the Defaulting Defendant) shall have 15 days after receipt of such notice to elect (in such MFN Settling Defendant's or such MFN Settling Defendants' sole and absolute discretion) to pay the Missed Payment, together with interest accrued from the original applicable due date at the prime rate as published in the Wall Street Journal on the latest publication date on or before the date of default plus 3%. In the event that the State of Texas does not receive the Missed Payment, together with such accrued interest, within such additional 15-day period, all future payments required to be made by each of the respective MFN Settling Defendants pursuant to paragraph 5 of this Stipulation of Amendment shall at the end of such additional 15-day period be accelerated and immediately become due and owing to


                                       9
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the State of Texas from each MFN Settling Defendant, pro rata in proportion to its Market Share; provided, however, that such accelerated payments (a) shall all be adjusted upward by the greater of (i) the rate of 3% per annum or (ii) the actual total percent change in the Consumer Price Index, in either instance for the period between January 1 of the year in which the acceleration of payments pursuant to this paragraph occurs and the date on which such accelerated payments are made pursuant to this paragraph 6, and (b) shall all immediately be adjusted in accordance with the formula for adjustment of payments set forth in Appendix A hereto.

      Nothing in this paragraph 6 shall be deemed under any circumstance to create any obligation on the part of any MFN Settling Defendant to pay any amount owed or payable to the State of Texas by any other MFN Settling Defendant. All obligations of the MFN Settling Defendants pursuant to this paragraph 6 are intended to be and shall remain several, and not joint.

      7. Annual Payments. Each of the Settling Defendants agrees that it shall severally cause to be paid into the registry of the Court, in accordance with and subject to paragraph 17 of this Stipulation of Amendment, pro rata in proportion to its Market Share, its share of the following payments (subject to adjustment for appropriate allocation among Settling Defendants by January 30,
1999): $89


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million to be paid on or before November 1, 1998; and $201 million to be paid on or before December 31, 1998.

      Each of the Settling Defendants further agrees that, on December 31, 1999 and annually thereafter on December 31st of each year after 1999 (subject to final adjustment within 30 days), it shall severally cause to be paid into the registry of the Court and in accordance with and subject to paragraph 17 of this Stipulation of Amendment, pro rata in proportion to its Market Share, its share of 7.25% of the following amounts (in billions):

      Year     1999    2000    2001    2002    2003   thereafter
      ----
                 2       3       4       5       6

      Amount   $4.5B   $5B     $6.5B   $6.5B   $8B       $8B
      ------

      The payments made by Settling Defendants pursuant to this paragraph 7 shall be adjusted upward by the greater of 3% or the actual total percent change in the Consumer Price Index applied each year on the previous year, beginning with the annual payment due on December 31, 1999. Such payments will also be decreased or increased, as the case may be, beginning with the annual payment due on December 31, 1999, in accordance with the formula for adjustment of payments set forth in Appendix A hereto. Settling Defendants shall pay the payments due pursuant to this paragraph 7 on November 1, 1998 and December 31, 1998 without adjustment for inflation or in accordance with the formula for adjustments of payments set forth in Appendix A hereto. This paragraph 7 supersedes paragraph


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10 of the Settlement Agreement, which is hereby rendered null, void and of no further effect.

      8. Determination of Market Share. In the event of a disagreement between or among any Settling Defendants as to their respective shares of any payment due to be paid on a Market Share basis pursuant to the Settlement Agreement and this Stipulation of Amendment, each Settling Defendant shall pay its undisputed share of such payment promptly on or before the date on which such payment is due, and shall, within 21 days of such date, submit its Shipment Reports for the year in question to a third party to be selected by agreement of Settling Defendants (the "Third Party"), who shall determine the Market Share of each Settling Defendant within three business days of receipt of such Shipment Reports. The decision of the Third Party shall be final and non-appealable, and shall be communicated by facsimile to each person designated to receive notice hereunder. Each Settling Defendant shall, within two business days of receipt of the Third Party's decision, pay the State or such other Settling Defendant, as appropriate, the difference, if any, between (1) the amount that such Settling Defendant has already paid with respect to the payment in question and (2) the amount of the payment in question that corresponds to such Settling Defendant's Market Share as determined by the Third Party, together with interest accrued from the original date on which the payment in question was due, at the prime rate as published in the Wall Street


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Journal on the latest publication date on or before the original date on which the payment in question was due plus 3%.

      9. Adjustments in Event of Federal Legislation. In the event that federal tobacco legislation is enacted before November 30, 2000 that provides for payments by tobacco companies (whether in the form of settlement payment, tax or otherwise) ("Tobacco Legislation"):

            (a) MFN Settling Defendants shall be entitled to receive a dollar for dollar offset against the annual payments required under paragraph 7 of this Stipulation of Amendment of any amounts that the State of Texas could elect to receive pursuant to such Tobacco Legislation ("Federal Settlement Funds"), up to the full amount of such annual payments, except to the extent that:

                  (i) such Federal Settlement Funds are required to be used for purposes other than health care or tobacco-related purposes;

                  (ii) such Tobacco Legislation provides the opportunity for other states to elect to receive Federal Settlement Funds but does not provide for the abrogation, settlement or relinquishment of any tobacco-related claims of such states that have not previously been resolved; or


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                  (iii) state receipt of such Federal Settlement Funds is
            conditioned upon (A) the relinquishment of rights or benefits under the Settlement Agreement (including this Stipulation of Amendment and the Consent Decree) (excepting any annual payment amounts subject to the offset); or (B) actions or expenditures by the state unrelated to health care or tobacco (including but not limited to tobacco education, cessation, control or enforcement).

            (b) Nothing in this paragraph 9 shall reduce (i) the payments made to the State of Texas pursuant to paragraphs 8 and 9 of the Settlement Agreement and paragraphs 5 and 6 of this Stipulation of Amendment (by offset, credit, recoupment, refund or otherwise); or (ii) the percentage figure (7.25%) used to determine the State of Texas's annual payments pursuant to paragraph 7 of this Stipulation of Amendment. Nothing in this paragraph 9 is intended to or shall reduce the total amounts payable by MFN Settling Defendants to the State of Texas under the Settlement Agreement (as revised hereby) by an amount greater than the amount of Federal Settlement Funds that the State of Texas could elect to receive.

      This paragraph 9 supersedes paragraph 12 of the Settlement Agreement, which is hereby rendered null, void and of no further effect.


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      10. Clarification of Scope of State's Release. The release of claims provided in paragraph 14 of the Settlement Agreement shall, with respect to the Claims identified in subparagraph (2) thereof, apply only to monetary Claims. This paragraph 10 does not supersede but rather supplements and clarifies the scope of the release provided in paragraph 14 of the Settlement Agreement.

      11. Limited Most-Favored Nation Provision. In partial consideration for the monetary payments to be made by MFN Settling Defendants pursuant to this Stipulation of Amendment, the State of Texas agrees that, if MFN Settling Defendants enter into any future pre-verdict settlement agreement of other similar litigation brought by a non-federal governmental plaintiff, or any amendment to any such existing settlement agreement, on terms more favorable to such non-federal governmental plaintiff than the terms of the Settlement Agreement (including this Stipulation of Amendment and the Consent Decree) (after due consideration of relevant differences in population or other appropriate factors), the terms of the Settlement Agreement (including this Stipulation of Amendment and the Consent Decree) shall not be revised except as follows: to the extent, if any, such other pre-verdict settlement agreement includes terms that provide:

            (a) for joint and several liability among MFN Settling Defendants with respect to monetary payments to be made pursuant to such agreement;


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            (b) a guarantee by the parent company of any of MFN Settling
      Defendants or other assurances of payment or creditors' remedies with respect to monetary payments to be made pursuant to such agreement;

            (c) for the implementation of non-economic tobacco-related public health measures different from those contained in the Settlement Agreement (including this Stipulation of Amendment and the Consent Decree);

            (d) for no offset of Federal Settlement Funds against annual settlement payments pursuant to such settlement agreement; or

            (e) for an offset term more favorable to the plaintiff than the offset provisions of paragraph 9 of this Stipulation of Amendment,

then the Settlement Agreement shall, at the option of the Office of the Attorney General of the State of Texas, be revised to include terms comparable to such terms.

      This paragraph 11 supersedes paragraph 16 of the Settlement Agreement, which is hereby rendered null, void and of no further effect as to any MFN Settling Defendant. The State of Texas hereby acknowledges that, pursuant to the terms of this paragraph 11, it has irrevocably waived any future claim against MFN Settling Defendants to revise the terms of the Settlement Agreement or this Stipulation of Amendment pursuant to paragraph 16 of the Settlement Agreement (except as


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provided in paragraph 23 of this Stipulation of Amendment), and it hereby further covenants and agrees that, in consideration for MFN Settling Defendants' agreement to the terms of this Stipulation of Amendment, it shall not hereafter seek to revise the Settlement Agreement or this Stipulation of Amendment as to MFN Settling Defendants, except as expressly provided in this paragraph 11 (or pursuant to mutually agreeable amendment by the parties hereto as provided in paragraph 23 of the Settlement Agreement and paragraph 19 hereof).

      12. MFN Settling Defendants' Assurances. MFN Settling Defendants agree:

            (a) to support the legislative initiatives to enact new laws and administrative initiatives to promulgate new rules described in paragraph 7 of the Settlement Agreement; and

            (b) not to support in Congress or any other forum legislation, rules or policies which would preempt, override, abrogate or diminish the State's rights or recoveries under the Settlement Agreement (as amended hereby). Except as specifically provided in the foregoing sentence, nothing in the Settlement Agreement (including this Stipulation of Amendment and the Consent Decree) shall be deemed to restrain the parties from advocating terms of any national settlement or taking any other positions on issues relating to tobacco.


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      13. Disclosure of Payments. Each MFN Settling Defendant shall disclose to the Office of the Attorney General and the Texas Ethics Commission, at the times and in the manner provided below, information about the following payments:

            (a) Any payment to a person required to register under Tex. Gov't Code Ann. ss.305.005 (West 1998), if the MFN Settling Defendant knows or has reason to know that the payment will be used, directly or indirectly, to influence legislative or administrative action or the official action of state or local government in Texas in any way relating to Tobacco Products or their use;

            (b) Any payment to a third party, if the MFN Settling Defendant knows the payment is partly in consideration for the third party attending, offering testimony at, or participating before a state or local government hearing in Texas in any way relating to Tobacco Products or their use; and

            (c) Any payment (other than a "political contribution" under 2 U.S.C. ss.431(8)(A)) to, or for the benefit of, a state or local official in Texas, whether made directly by the MFN Settling Defendant or indirectly through an employee of the MFN Settling Defendant acting within the scope of his employment, or through an affiliate, lobbyist or other agent acting under the substantial control of the MFN Settling Defendant.


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Disclosures required under this paragraph 13 shall be filed with the Office of the Attorney General and the Texas Ethics Commission on the first day of February, May, August and November of each year (beginning November 1, 1998) for any and all payments made through the first day of the previous month, and shall be transmitted in electronic format or such format as the Attorney General may require, with the following information:

      o The name, address, telephone number and e-mail address of the recipient;

      o     The amount of each payment described in this paragraph 13; and

      o The aggregate amount of all payments described in this paragraph 13 to the recipient in the calendar year.

Information disclosed pursuant to this paragraph is "public information" within the meaning of Tex. Gov't Code Ann. ss. 552.002 (West 1998).

      14. Prohibition of Certain Payments for Product Placement. MFN Settling Defendants shall not make or cause to be made, in connection with any motion picture made in the United States, any payment, direct or indirect, to any person to use, display, make reference to or use as a prop any cigarette, cigarette package, advertisement for cigarettes, or any other item bearing the brand name, logo, symbol, motto, selling message, recognizable color or pattern of colors, or any other indicia of product identification identical or similar to, or identifiable with, those used for any brand of domestic Tobacco Products.

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      15. Prohibition on Promotional Merchandise. On and after December 31,
1998, MFN Settling Defendants shall permanently cease marketing, licensing, distributing, selling or offering, directly or indirectly, including by catalogue or direct mail, in the State of Texas, any item (other than Tobacco Products or any item of which the sole function is to advertise Tobacco Products) which bears the brand name (alone or in conjunction with any other word), logo, symbol, motto, selling message, recognizable color or pattern of colors, or any other indicia of product identification identical or similar to, or identifiable with, those used for any brand of domestic Tobacco Products, except that nothing in this paragraph shall (i) require any MFN Settling Defendant to terminate, breach or violate any licensing agreement or contract in existence as of July 1, 1998 for the remaining term of such contract; (ii) prohibit the distribution to any employee (18 years of age or older) of an MFN Settling Defendant of any item described above that is intended for the personal use of such employee by such MFN Settling Defendant; or (iii) prohibit items necessarily incidental to or ordinarily distributed in connection with any sponsorship described in paragraph 4(e)(2) of the Settlement Agreement.

      16. Document Production. MFN Settling Defendants shall, upon request, provide to the State of Texas a copy of any CD-ROMs of documents that MFN Settling Defendants have agreed to produce, pursuant to the Minnesota Settlement,

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to the document depository established in connection with the lawsuit State of
Minnesota v. Philip Morris Inc., No. C1-94-8565 (Dist. Ct. Ramsey County, filed Aug. 17, 1994), with a copy of the accompanying transmittal letter provided to each person designated to receive notice hereunder.

      17. Court Approval. The parties hereto agree to submit this Stipulation of Amendment promptly to the Court for its review and approval. If the Court refuses to approve this Stipulation of Amendment and the Consent Decree in any respect unacceptable to either of the parties hereto or to enter the Order Granting Joint Motion for Approval of Agreement Regarding Disposition of Settlement Proceeds and to Withdraw with Predjudice All Political Subdivisions' Motions to Intervene (the "Political Subdivisions Order," in the form attached as Exhibit 2 hereto), or if such approval or the Political Subdivisions Order is modified in any respect unacceptable to either of the parties hereto or set aside on appeal, then this Stipulation of Amendment shall be canceled and terminated and it and all orders issued pursuant hereto (including the Consent Decree) shall become null and void and of no further effect. Any such cancellation or termination of this Stipulation of Amendment shall not of itself result in the cancellation or termination of, or otherwise affect, the Settlement Agreement as approved by the Court on January 22, 1998. All payments described in this Stipulation of Amendment shall be paid into a special escrow account, pursuant to the terms of a mutually acceptable escrow agreement (the "MFN Escrow Agreement" in the form attached as Exhibit 3 hereto), and if so paid shall remain in said escrow account, until such time as
(1) the 30-day time periods to seek review of the Court's order approving this Stipulation of Amendment and the Political Subdivisions Order have expired without the filing of any notice of appeal or petition for review; or (2) in the event of a timely appeal or petition, the appeal or the petition has been dismissed or the Court order in question has been affirmed in all material respects by the court of last resort to which such appeal or petition has been taken and such dismissal or affirmance has become no longer subject to further appeal or review. Any payments made into escrow shall be disbursed from escrow only in strict accordance with the terms of the MFN Escrow Agreement and upon disbursement shall be transferred into the registry of the Court. All payments described in this Stipulation of Amendment that are not required to be paid into the MFN Escrow Account pursuant to this paragraph 17 shall be paid into the registry of the Court.

      18. Payment Responsibility. All obligations of the Settling Defendants pursuant to the Settlement Agreement and this Stipulation of Amendment are intended to be and shall remain several, and not joint. Due to the particular corporate structures of Settling Defendants R.J. Reynolds Tobacco Company ("Reynolds") and Brown & Williamson Tobacco Corporation ("Brown & Williamson") with respect to their non-domestic tobacco operations, Settling

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Defendants Reynolds and Brown & Williamson shall be severally liable for their respective shares of each payment due pursuant to the Settlement Agreement and this Stipulation of Amendment up to (and their liability hereunder shall not exceed) the full extent of their assets used in, and earnings derived from, the manufacture and sale in the United States of Tobacco Products intended for domestic consumption, and no recourse shall be had against any of their other assets or earnings to satisfy such obligations.

      19. Applicable Provisions of Settlement Agreement. The provisions of paragraphs 18 (Representations of Parties), 20 (Headings), 21 (No Admission), 22 (Non-Admissibility), 23 (Amendment), 25 (Cooperation), 26 (Governing Law), 27 (Construction), 28 (Severability), 29 (Intended Beneficiaries) and 30 (Counterparts) of the Settlement Agreement shall be equally applicable to this Stipulation of Amendment as though fully set forth herein, and all references to the Settlement Agreement in the sections thereof specifically listed in this paragraph 19 shall be construed to include this Stipulation of Amendment.

      20. Release of Right to Additional Compensation. In consideration for the terms hereof, including, inter alia, the provisions of paragraph 5 hereof, the State of Texas hereby irrevocably releases MFN Settling Defendants from any claim for additional compensation pursuant to paragraphs 17(a) and (d) of the Settlement Agreement, and the provisions of paragraphs 17(a) and (d) regarding the State's rights to additional compensation are hereby rendered null, void and of no further effect.

      21. Discovery Materials. Paragraph 22 of the Settlement Agreement is hereby modified to permit the Attorney General of the State of Texas to seek the dissolution of any protective order in this Action governing treatment of discovery materials during the pendency of this Action (as well as existing confidentiality designations), but only with regard to materials that have been made public in other litigation pursuant to a final court order, subject to any defenses or objections as may be made by Settling Defendants. Except as expressly provided above, the provisions of paragraph 22 of the Settlement Agreement with respect to discovery materials shall remain in effect for the period of time specified therein.

      22. Attorneys' Fees. Settling Defendants, the State of Texas, Private Counsel and the Law Offices of Marc D. Murr, P.C. have entered into a separate agreement on July 24, 1998 (the "Texas Fee Payment Agreement") that sets forth the entire obligation of Settling Defendants with respect to payment of attorneys' fees pursuant to paragraph 17 of the Settlement Agreement. The parties hereto agree that the Texas Fee Payment Agreement supersedes Exhibit 1 to the Settlement Agreement, which is hereby rendered null, void and of no further effect. The parties further agree that Settling Defendants shall not be required to perform any obligation pursuant to this Stipulation of Amendment (excepting Settling

Defendants' obligations with respect to the advance to be paid pursuant to section 12 of the Texas Fee Payment Agreement) until such time as (1) the Court issues an order confirming that amounts payable with respect to attorneys' fees of Texas Counsel pursuant to the Texas Fee Payment Agreement are not funds of the State of Texas and that Settling Defendants are under no obligation to pay such amounts to the State of Texas; (2) the 30-day period to seek review of such order has expired without the filing of any notice of appeal or petition for review; and (3) in the event of a timely appeal or petition, such appeal or petition has been dismissed or the order has been affirmed in all material respects by the court of last resort to which such appeal or petition has been taken and such dismissal or affirmance has become no longer subject to further appeal or review. Under no circumstances shall Settling Defendants' entry into this Stipulation of Amendment or the Texas Fee Payment Agreement be construed as, or deemed to be, evidence of or an admission or concession that the Settlement Agreement can be revised pursuant to the Most Favored Nation clause without incorporation of all terms of any settlement agreement that provides the occasion for any such revision, including all terms thereof with respect to attorneys' fees.

      23. Conditioned on Minnesota Settlement. In the event that a court order or other judicial determination is issued on or before January 2, 2003 that overturns, voids or invalidates the Minnesota Settlement or otherwise declares it to be unenforceable (such that MFN Settling Defendants are relieved from making payments required under the Minnesota Settlement) (the "Minnesota Order"), MFN Settling Defendants shall have the option to elect not to make any payment pursuant to paragraphs 5 and 6 of this Stipulation of Amendment that becomes due on or after the date of such Minnesota Order. In the event that MFN Settling Defendants make such an election:

            (a) MFN Settling Defendants shall not be obligated to make any payment pursuant to paragraphs 5 and 6 of this Stipulation of Amendment that becomes due on or after the date of the Minnesota Order; provided, however, that if the Minnesota Order is reversed on appeal or otherwise set aside, MFN Settling Defendants shall be obligated to make any payments pursuant to paragraphs 5 and 6 of this Stipulation of Amendment that were not made when initially due as result of the Minnesota Order;

            (b) the provisions of paragraph 11 of this Stipulation of Amendment shall not apply to preclude the application of paragraph 16 of the Settlement Agreement with respect to any pre-verdict settlement agreement described therein entered into after the date of the Minnesota Order; and

            (c) MFN Settling Defendants shall be entitled to a credit, in the amount of any payments made pursuant to paragraphs 5 and 6 of this

      Stipulation of Amendment, against any payments due to the State of Texas as a result of application of paragraph 16 of the Settlement Agreement in connection with any pre-verdict settlement agreement entered into after the date of the Minnesota Order, pursuant to subparagraph (b) of this paragraph 23.

No other provision of the Settlement Agreement, this Stipulation of Amendment or the Consent Decree shall be affected by the Minnesota Order. MFN Settling Defendants will provide the State of Texas with notice of any filing seeking to obtain a Minnesota Order.

      24. Entire Agreement of Parties. The Settlement Agreement (including this Stipulation of Amendment, the Texas Fee Payment Agreement and the Consent Decree but excluding Exhibit 1 to the Settlement Agreement, which is hereby rendered null, void and of no further effect) contains an entire, complete and integrated statement of each and every term and provision agreed to by and among the parties hereto relating in any way to the settlement of the tobacco litigation brought by the State of Texas, and is not subject to any condition not provided for herein.

      IN WITNESS WHEREOF, the parties hereto, through their fully authorized representatives, have agreed to this Stipulation of Amendment as of this 24th day of July, 1998.

                                          STATE OF TEXAS, acting by and through
                                          Dan Morales, its duly elected and
                                          authorized Attorney General


                                          By: /s/ Dan Morales
                                              ----------------------------------
                                              Dan Morales
                                               Attorney General

                                          COUNSEL TO THE STATE OF TEXAS


                                          By: /s/ Walter Umphrey
                                              ----------------------------------
                                              Walter Umphrey
                                               Provost & Umphrey


                                          By: /s/ John M. O'Quinn
                                              ----------------------------------
                                              John M. O'Quinn


                                          By: /s/ John Eddie Williams, Jr.
                                              ----------------------------------
                                              John Eddie Williams, Jr.

                                          By: /s/ Wayne A. Reaud
                                              ----------------------------------
                                              Wayne A. Reaud
                                               Reaud, Morgan & Quinn, Inc.


                                          By: /s/ Harold W. Nix
                                              ----------------------------------
                                              Harold W. Nix
                                               The Nix Law Firm


                                          By: /s/ Cary Patterson
                                              ----------------------------------
                                              Cary Patterson
                                               The Nix Law Firm


                                          By: /s/ Marc D. Murr
                                              ----------------------------------
                                              Marc D. Murr
                                               Law Offices of Marc D. Murr, P.C.


                                          By: /s/ Grant Kaiser
                                              ----------------------------------
                                              Grant Kaiser
                                               Kaiser & Morrison


                                          By: /s/ T. Richardson, Jr.
                                              ----------------------------------
                                              For Joseph F. Rice
                                               Ness, Motley, Loadholt,
                                               Richardson & Poole

                                          PHILIP MORRIS INCORPORATED


                                          By: /s/ Meyer G. Koplow
                                              ----------------------------------
                                              Meyer G. Koplow
                                               Counsel


                                          By: /s/ Martin J. Barrington by MGK
                                              ----------------------------------
                                              Martin J. Barrington
                                               General Counsel

                                          R.J. REYNOLDS TOBACCO COMPANY


                                          By: /s/ Arthur F. Golden
                                              ----------------------------------
                                              Arthur F. Golden
                                               Counsel


                                          By: /s/ Charles A. Blixt
                                              ----------------------------------
                                              Charles A. Blixt
                                               General Counsel

                                          BROWN & WILLIAMSON TOBACCO CORPORATION


                                          By: /s/ Stephen R. Patton
                                              ----------------------------------
                                              Stephen R. Patton
                                               Counsel


                                          By: /s/ F. Anthony Burke
                                              ----------------------------------
                                              F. Anthony Burke
                                               Vice President & General Counsel

                                          LORILLARD TOBACCO COMPANY


                                          By: /s/ Arthur J. Stevens by MGK
                                              ----------------------------------
                                              Arthur J. Stevens
                                               Senior Vice President & General
                                               Counsel

                                          UNITED STATES TOBACCO COMPANY


                                          By: /s/ Richard H. Verheij
                                              ----------------------------------
                                              Richard H. Verheij
                                               Executive Vice President &
                                               General Counsel

                                   APPENDIX A

                   FORMULA FOR CALCULATING VOLUME ADJUSTMENTS

      Any payment that by the terms of the Stipulation of Amendment is to be adjusted pursuant to this Appendix (the "Applicable Base Payment") shall be adjusted pursuant to this Appendix in the following manner:

      (A) in the event the aggregate number of cigarettes shipped for domestic consumption by Settling Defendants in the Applicable Year (as defined hereinbelow) (the "Actual Volume") is greater than the aggregate number of cigarettes shipped for domestic consumption by Settling Defendants in 1997 (the "Base Volume"), the Applicable Base Payment shall be multiplied by the ratio of the Actual Volume to the Base Volume;

      (B) in the event the Actual Volume is less than the Base Volume,

            (i) the Applicable Base Payment shall be multiplied by the ratio of the Actual Volume to the Base Volume, and the resulting product shall be divided by 0.98; and

            (ii) if a reduction of the Applicable Base Payment results from the application of subparagraph (B)(i) of this Appendix, but the Settling Defendants' aggregate net operating profits from domestic sales of cigarettes for the Applicable Year (the "Actual Net Operating Profit") is greater than the Settling Defendants' aggregate net operating profits from domestic sales of cigarettes in 1997 (the "Base Net Operating Profit") (such Base Net Operating Profit being adjusted upward by the greater of the rate of 3% per annum or the actual total percent change in the Consumer Price Index, in either instance for the period between January 1, 1998 and the date on which the payment at issue is made), then the amount by which the Applicable Base Payment is reduced by the application of subparagraph (B)(i) shall be reduced (but not below zero) by 7.25% of 25% of such increase in such profits. For purposes of this Appendix, "net operating profits from domestic sales of cigarettes" shall mean net operating profits from domestic sales of cigarettes as reported to the United States Securities and Exchange Commission ("SEC") for the Applicable Year or, in the case of a Settling Defendant that does not report profits to the SEC, as reported in financial statements prepared in accordance with generally accepted accounting principles and audited by a nationally recognized accounting firm. The determination of Settling Defendants' aggregate net operating profits from domestic sales of cigarettes shall be derived using the same methodology as was employed in deriving such Settling Defendants' aggregate net operating profits from domestic sales of cigarettes in 1997. Any increase in an Applicable Base Payment pursuant to this subparagraph B(ii) shall be payable within 120 days after the date that the payment at issue was required to be made.

      (C) "Applicable Year" means (i) with respect to the payments made pursuant to paragraph 7 of the Stipulation of Amendment, the calendar year ending on the date on which the payment at issue is due, regardless of when such payment is made; and (ii) with respect to all other payments made pursuant to the Stipulation of Amendment, the calendar year immediately preceding the year in which the payment at issue is due, regardless of when such payment is made.

                                    EXHIBIT 1

                       IN THE UNITED STATES DISTRICT COURT
                        FOR THE EASTERN DISTRICT OF TEXAS
                               TEXARKANA DIVISION

____________________________________
                                    )
STATE OF TEXAS,                     )
                                    )
                  Plaintiff,        )
                                    )
vs.                                 )     No. 5-96CV-91
                                    )
AMERICAN TOBACCO                    )
COMPANY, et al.,                    )
                                    )
                  Defendants.       )
____________________________________)

                                 CONSENT DECREE

      WHEREAS, on January 16, 1998, the State of Texas and certain defendants entered into a Comprehensive Settlement Agreement and Release (the "Settlement Agreement") to settle and resolve with finality all present and future claims against all parties to this litigation relating to the subject matter of this litigation which have been or could have been asserted by any of the parties hereto;

      WHEREAS, the Settlement Agreement was approved and adopted as an enforceable order of the Court pursuant to Court Order dated January 22, 1998, in which the Court expressly retained continuing jurisdiction to enforce and implement the terms of the Settlement Agreement, including the Most Favored Nation clause of the Settlement Agreement;

      WHEREAS, the Settlement Agreement contains a "Most Favored Nation" clause which provides that, in the event that Settling Defendants enter into a future pre-verdict settlement agreement of other litigation brought by a non-federal governmental plaintiff on terms more favorable to such governmental plaintiff than the terms of the Settlement Agreement (after due consideration of relevant differences in population or other appropriate factors), the terms of the Settlement Agreement shall be revised so that the State of Texas will obtain treatment at least as relatively favorable as any such non-federal governmental entity;

      WHEREAS, on May 8, 1998, Settling Defendants Philip Morris Incorporated, R.J. Reynolds Tobacco Company, Brown & Williamson Tobacco Corporation and Lorillard Tobacco Company (the "MFN Settling Defendants") entered into a pre-verdict settlement agreement with the State of Minnesota (the "Minnesota Settlement") to resolve the lawsuit State of Minnesota v. Philip Morris Inc., No. C1-94-8565 (Dist. Ct. Ramsey County, filed Aug. 17, 1994);

      WHEREAS, the State of Texas and MFN Settling Defendants agree that, pursuant to the Most Favored Nation clause of the Settlement Agreement, the Settlement Agreement is to be revised in light of the Minnesota Settlement;

      WHEREAS, the State of Texas and Settling Defendants have agreed on the terms of the revisions to the Settlement Agreement as set forth in a Stipulation of Amendment to Settlement Agreement and for Entry of Consent Decree executed on July 24, 1998 (the "Stipulation of Amendment");

      WHEREAS, the Stipulation of Amendment provides for entry of this Consent Decree, which sets forth certain terms of injunctive relief, and further, provides that the MFN Settling Defendants have waived as specified therein their right to challenge the terms of this Consent Decree as being superseded or preempted by future congressional enactments; and

      WHEREAS, the Attorney General believes the entry of this Consent Decree is appropriate and in the public interest;

      NOW, THEREFORE, the State of Texas and MFN Settling Defendants having come before the Court on their joint motion for approval of a Stipulation of Amendment to the Settlement Agreement, and the Court having reviewed and considered the Stipulation of Amendment and otherwise being fully advised in the premises, it is hereby ORDERED, ADJUDGED and DECREED as follows:

      1. Approval. The Court finds that the terms of the Stipulation of Amendment are just and in the best interests of the State of Texas and Settling Defendants, and the same is hereby approved. The Court further finds that the Texas Fee Payment Agreement referred to in paragraph 22 of the Stipulation of Amendment sets forth the entire obligation of Settling Defendants with respect to payment of attorneys' fees pursuant to paragraph 17 of the Settlement Agreement and supersedes Exhibit 1 to the Settlement Agreement, which is hereby declared to be null, void and of no further effect, that amounts payable with respect to attorneys' fees of Texas Counsel pursuant to the Texas Fee Payment Agreement are not funds of the State of Texas and that Settling Defendants are under no obligation to pay such amounts to the State of Texas.

      2. Jurisdiction and Venue. In keeping with the Settlement Agreement and this Court's January 22, 1998 Order, the Court expressly retains jurisdiction for the purpose of enforcement of the Settlement Agreement (as amended by the Stipulation of Amendment) and this Consent Decree, as well as other issues relating to the settlement of this Action that are currently pending before the Court. Any party to this Consent Decree may apply to this Court at any time for such further orders and directions as may be necessary or appropriate for the construction and enforcement of the Settlement Agreement, the Stipulation of Amendment and this Consent Decree.

      3. Definitions. The definitions set forth in the Settlement Agreement (as supplemented or superseded by the Stipulation of Amendment) are incorporated by reference herein.

      4. Applicability. This Consent Decree applies only to MFN Settling Defendants in their corporate capacity acting through their respective successors and assigns, directors, officers, employees, agents, subsidiaries, divisions or other internal organizational units of any kind or any other entity acting in concert or participating with them, and only with respect to activities in connection with the manufacture and sale in the United States of Tobacco Products intended for domestic consumption. The remedies and penalties for a violation of this Consent Decree shall apply only to MFN Settling Defendants, and shall not be imposed or assessed against any employee, officer or director of MFN Settling Defendants or other person or entity as a consequence of such a violation, and there shall be no jurisdiction under this Consent Decree to impose or assess a penalty against any employee, officer or director of MFN Settling Defendants or other person or entity as a consequence of a violation of this Consent Decree.

      5. Effect on Third Parties. This Consent Decree is not intended to and does not vest standing in any third party with respect to the terms hereof, or create for any person other than the parties hereto a right to enforce the terms hereof.

      6. Injunctive Relief. MFN Settling Defendants are permanently enjoined from:

            (a) On and after December 31, 1998, marketing, licensing, distributing, selling or offering, directly or indirectly, including by catalogue or direct mail, in the State of Texas, any item (other than Tobacco Products or any item the sole function of which is to advertise Tobacco Products) which bears the brand name (alone or in conjunction with any other word), logo, symbol, motto, selling message, recognizable color or pattern of colors, or any other indicia or product identification identical or similar to, or identifiable with, those used for any domestic brand of Tobacco Products, except that nothing in this paragraph shall (i) require any MFN Settling Defendant to terminate, breach or violate any licensing agreement or contract in existence as of July 1, 1998 for the remaining term of such contract; (ii) prohibit the distribution to any employee (18 years of age or older) of an MFN Settling Defendant of any item described above that is intended for the personal use of such employee by such MFN Settling Defendant; or (iii) prohibit items necessarily incidental to or ordinarily distributed in connection with any sponsorship described in paragraph 4(e)(2) of the Settlement Agreement.

            (b) Making any material misrepresentation of fact regarding the health consequence of using any Tobacco Product, including any tobacco additives, filters, paper or other ingredients; provided, however, that nothing in this paragraph shall limit the exercise of any First Amendment right or any defense or position which persons bound by this Consent Decree may assert in any judicial, legislative or regulatory forum.

            (c) Entering into any contract, combination or conspiracy between or among themselves which has the purpose or effect of: (1) limiting competition in the production or distribution of information about the health hazards or other consequences of the use of Tobacco Products; (2) limiting or suppressing research into smoking and health; or

      (3) limiting or suppressing research into, marketing, or development of new products.

            (d) Taking any action, directly or indirectly, to target children in Texas in the advertising, promotion, or marketing of cigarettes, or taking any action the primary purpose of which is to initiate, maintain or increase the incidence of underage smoking in Texas.

      7. No Determination or Admission. The Settlement Agreement having been executed prior to the taking of any testimony, no final determination of any violation of any provision of law has been made in this Action. This Consent Decree is not intended to be and shall not in any event be construed as, or deemed to be, an admission or concession or evidence of any liability or any wrongdoing whatsoever on the part of any person covered by the releases provided in paragraphs 14 and 15 of the Settlement Agreement; nor shall this Consent Decree be construed as, or deemed to be, an admission or concession or evidence of personal jurisdiction by any person not a party to this Consent Decree. Defendants specifically disclaim any liability or wrongdoing whatsoever with respect to the claims and allegations asserted against them in this Action and MFN Settling Defendants have entered into the Settlement Agreement and the Stipulation of Amendment, and have stipulated to entry of this Consent Decree, solely to avoid the further expense, inconvenience, burden and risk of litigation.

      8. Modification. This Consent Decree shall not be modified unless the party seeking modification demonstrates, by clear and convincing evidence, that it will suffer irreparable harm from new and unforeseen conditions; provided, however, that the provisions of paragraph 4 of this Consent Decree shall in no event be subject to modification. Changes in the economic conditions of the parties shall not be grounds for modification. It is intended that MFN Settling Defendants will comply with this Consent Decree as originally entered, even if MFN Settling Defendants' obligations hereunder are greater than those imposed under current or future law. Therefore, a change in law that results, directly or indirectly, in more favorable or beneficial treatment of any one or more of the MFN Settling Defendants shall not support modification of this Consent Decree. The provisions of this paragraph shall not be construed to limit or affect any future modification of the Settlement Agreement (as amended by the Stipulation of Amendment) in the manner provided in paragraphs 11 and 23 of the Stipulation of Amendment.

      9. Enforcement and Attorneys' Fees. In any proceeding which results in a finding that a MFN Settling Defendant violated this Consent Decree, the responsible MFN Settling Defendant or MFN Settling Defendants shall pay the State's costs and attorneys' fees incurred in such proceeding.

      10. Non-Exclusivity of Remedy. The remedies in this Consent Decree are cumulative and in addition to any other remedies the State may have at law or equity. Nothing herein shall be construed to prevent the State from bringing any action simply because the conduct that is the basis for such action may also violate this Consent Decree.

      DONE AND ORDERED at Texarkana, Texas, this the 24th day of July, 1998.


                                          /s/ David Folsom
                                          --------------------------------------
                                          DAVID FOLSOM
                                          JUDGE, UNITED STATES DISTRICT COURT

APPROVED:


/s/ Dan Morales
-----------------------------------
Dan Morales, Attorney General,
For the State of Texas


Howard Waldrop

By: /s/ Josh R. Morriss, III
-----------------------------------
Howard Waldrop
For MFN Settling Defendants

                                   EXHIBIT 2

                        IN THE UNITED STATES DISTRICT COURT
                             EASTERN DISTRICT OF TEXAS
                                 TEXARKANA DIVISION

THE STATE OF TEXAS,           )                   CIVIL NO.: 5:96-CV-0091
     PLAINTIFF,               )
                              )
          VS.                 )                   JUDGE: DAVID FOLSOM
                              )
THE AMERICAN TOBACCO          )                   MAGISTRATE JUDGE:
COMPANY, ET AL,               )                   WENDELL C. RADFORD
     DEFENDANTS.              )

                          ORDER GRANTING JOINT MOTION FOR
             APPROVAL OF SETTLEMENT AGREEMENT REGARDING DISPOSITION OF
                 SETTLEMENT PROCEEDS AND TO WITHDRAW WITH PREJUDICE
                    POLITICAL SUBDIVISIONS' MOTIONS TO INTERVENE

     Before the Court is a Joint Motion for Approval of Settlement Agreement Regarding Disposition of Settlement Proceeds and to Withdraw with Prejudice Political Subdivisions(1) Motions to Intervene. After considering the filings related to this motion, the evidence, and the applicable law, the Court is of the opinion the Motion should be granted. The Court therefore makes the following findings of fact and conclusions of law.

     1. The Court finds that the Agreement Regarding Disposition of Settlement Proceeds ("Disposition Agreement") is in the public interest and should be approved. The benefits of this agreement include certainty for the parties and movants as well as judicial economy.

     2. Therefore, the Court approves and adopts the Disposition Agreement, attached hereto and incorporated herein, as an enforceable judgment of this Court. The parties and movants are ordered to comply with all terms and conditions contained in the Disposition Agreement.


--------------
(1)Dallas County, Dallas County Hospital District, El Paso County, El Paso County Hospital District, Harris County, Harris County Hospital District, Montgomery County Hospital District, Nueces County, Nueces County Hospital District, and Tarrant County Hospital District.

     3. The Court further finds, as it has previously found, that the Attorney General brought this suit on behalf of the State in its quasi-sovereign capacity. SEE MEMORANDUM OPINION AND ORDER RE:
          DEFENDANTS' MOTION TO DISMISS COUNTS 1-3 AND COUNTS 4-17 OF THE STATE'S SECOND AMENDED COMPLAINT at 5 (Sept. 8, 1997).

     4.   The January 16, 1998, Comprehensive Settlement Agreement and
          Release (the "CSA") negotiated by the parties and approved by the Court defines the "State of Texas" to include "all of its officers acting in their official capacities and any department, subdivision or agency of the State, regardless of whether a named plaintiff". Paragraph 14 of the CSA further provides that the Waiver and Release given pursuant to paragraph 14 of the CSA constitutes a release of claims of "the State of Texas (including any of its past, present or future agents, officials acting in their official capacities, legal representatives, agencies, departments, commissions, divisions, subdivisions (political and otherwise), public entities, corporations, instrumentalities and educational institutions, and whether or not any such person or entity participates in the settlement)".

     5. The Court further finds and declares that during the litigation of this action and the negotiation of the CSA, the Attorney General, acting on behalf of the State in its quasi-sovereign capacity, had the authority to and did adequately represent the State of Texas and the persons and entities enumerated in paragraph 14 of the CSA (as quoted in the preceding paragraph of this Order) (the "Releasing Parties"), including, without limitation, all political subdivisions and hospital districts of the State of Texas. Accordingly, the Court further finds and declares that all Releasing Parties are encompassed within and bound by the release provided pursuant to the CSA, that all Releasing Parties are further encompassed within and bound by the Court's January 22, 1998 Final Judgment approving and incorporating the CSA, and that all Released Claims (as defined in paragraph 14 of the CSA) of the Releasing Parties were fully and finally compromised, settled and released by the CSA.

     6. The Court also grants the Movants' request that the Political Subdivisions withdraw their motions to intervene and all other motions with prejudice to refiling. All motions filed by the Political Subdivisions are hereby dismissed with prejudice.

     7. It is further ordered that this Court shall have exclusive jurisdiction over the provisions of this Order and the Final Judgment in this case. All persons in privity with the parties, including all persons represented by the parties, who seek to raise any objections or challenges in any forum to any provision of this Judgment are hereby enjoined from proceeding in any other state or federal court. SEE, E.G., IN RE CORRUGATED CONTAINER ANTITRUST LITIGATION, 659 F.2d 1332, 1334-35 (5th Cir. 1981), CERT. DENIED, 456 U.S. 936 (1982);
          SOUTHWEST AIRLINES CO. V. TEXAS INTERNATIONAL AIRLINES, INC., 546 F.2d 84, 91 (5th Cir.), CERT. DENIED, 434 U.S. 832 (1977)

     8. The Political Subdivisions' withdrawal of all their motions with prejudice leaves undisturbed the entirety of the merits of the January 22, 1998, Final Judgment in this cause. The Court's January 22, 1998, Final Judgment disposed of all claims in the underlying suit. It is therefore is a "final decision" as a matter of federal law under 28 U.S.C. Section 1291.

SIGNED JULY 24, 1998.


                                        /s/ David Folsom
                                        ------------------------------
                                        DAVID FOLSOM
                                        UNITED STATES DISTRICT JUDGE

                                    EXHIBIT 3

                              MFN ESCROW AGREEMENT

      This escrow agreement (the "MFN Escrow Agreement") is entered into as of July __, 1998 by and among Philip Morris Incorporated, R.J. Reynolds Tobacco Company, Brown & Williamson Tobacco Corporation and Lorillard Tobacco Company (collectively and severally, "MFN Settling Defendants" and each individually a "MFN Settling Defendant"), the State of Texas and __________ Bank, N.A., as escrow agent (the "MFN Escrow Agent").

                                   WITNESSETH:

      WHEREAS, the State of Texas and Settling Defendants entered into a comprehensive settlement agreement and release as of January 16, 1998 (the "Settlement Agreement"), setting forth the terms and conditions of an agreement to settle and resolve with finality all present and future claims relating to the subject matter of the litigation entitled State of Texas v. American Tobacco Co., No. 5-96CV-91 (E.D. Tex. filed Mar. 28, 1996) (the "Action"), in the United States District Court for the Eastern District of Texas (the "Court");

      WHEREAS, the State of Texas and Settling Defendants entered into a Stipulation of Amendment to Settlement Agreement and for Entry of Consent Decree (the "Stipulation of Amendment") on July 24, 1998, paragraph 17 of which provides for Court approval of the Stipulation of Amendment and the entry by the Court of the Political Subdivisions Order attached to the Stipulation of Amendment as Exhibit 2 thereto;

      WHEREAS, the Stipulation of Amendment provides that, on the dates specified therein, each MFN Settling Defendant shall severally pay to the State of Texas, pro rata in proportion to its Market Share, its respective share of the amounts indicated for each date;

      WHEREAS, paragraph 17 of the Stipulation of Amendment further provides that all payments described in the Stipulation of Amendment shall be paid into a special escrow account (and if so paid shall remain in said escrow account) until such time as (1) the 30 day periods for appeal or to seek review of the Court's order approving this Stipulation of Amendment and the Court's entry of the Political Subdivisions Order have expired without the filing of any notice of appeal or petition for review; or (2) in the event of any such appeal or petition, the appeal or the petition has been dismissed or the order in question has been affirmed in all material respects by the court of last resort to which such appeal or

                                    EXHIBIT 3

petition has been taken and such dismissal or affirmance has become no longer subject to further appeal or review (the "Availability Date"); and

      WHEREAS, the parties hereto believe that at least one of the payments described in the preceding paragraphs may be made prior to the Availability
Date:

      NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Appointment of MFN Escrow Agent.

      MFN Settling Defendants and the State of Texas hereby appoint the MFN Escrow Agent to act as escrow agent on the terms and conditions set forth herein, and the MFN Escrow Agent hereby accepts such appointment on such terms and conditions.

SECTION 2. Deposit.

      In the event that any payment pursuant to the Stipulation of Amendment becomes due on a date prior to the Availability Date, each MFN Settling Defendant shall severally deliver to the MFN Escrow Agent in immediately available funds such MFN Settling Defendant's respective share of the payment in question (the sum of such shares being the "Initial Deposit"). Upon receipt, the MFN Escrow Agent shall deposit the Initial Deposit into a separate escrow account established for such purpose and governed by the terms of this MFN Escrow Agreement (the "MFN Escrow Account"). Any subsequent payment pursuant to the Stipulation of Amendment that becomes due prior to the Availability Date shall be delivered to the MFN Escrow Agent and added to the Initial Deposit (the Initial Deposit and any subsequent payments deposited into the MFN Escrow Account, including any payments of interest or other income on investment of the MFN Escrow Amount or any portion thereof, being the "MFN Escrow Amount") and shall be governed by the terms of this MFN Escrow Agreement. All such deliveries of funds are subject to the right of MFN Settling Defendants to obtain, pursuant to section 4(a) of this MFN Escrow Agreement, prompt return of the entire MFN Escrow Amount (less appropriate deductions for administrative fees and expenses, including taxes and other related costs) in the event that the Stipulation of Amendment is cancelled and terminated pursuant to paragraph 17 of the Stipulation of Amendment. The MFN Escrow Amount shall be maintained, invested and disbursed by the MFN Escrow Agent strictly in accordance with this MFN Escrow Agreement.

                                    EXHIBIT 3

SECTION 3. Investment of MFN Escrow Amount.

      The MFN Escrow Agent shall invest and reinvest the MFN Escrow Amount in either (i) direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America (including government-sponsored agencies) or the State of Texas; (ii) repurchase agreements fully collateralized by securities of the kind specified in clause (i) above;
(iii) money market accounts maturing within 30 days of the acquisition thereof and issued by a bank or trust company organized under the laws of the United States of America or a State thereof (a "United States Bank") and having a combined capital surplus in excess of $250,000,000; or (iv) demand deposits with any United States Bank or any federal savings and loan institution having a combined capital surplus in excess of $250,000,000. Any loss on any such investment, including, without limitation, any penalty for any liquidation required to fund a disbursement, shall be borne pro rata by the parties in proportion to their ultimate entitlement to the MFN Escrow Amount. The MFN Escrow Agent's fees and all expenses, including taxes and other related costs, shall, to the extent possible, be paid out of income earned. Whenever the MFN Escrow Agent shall pay all or any part of the MFN Escrow Amount to any party as provided herein, the MFN Escrow Agent shall also pay to such party all interest and profits earned to the date of payment on such amount, less deductions for fees and all expenses, including taxes and other related fees.

SECTION 4. Release of the MFN Escrow Amount.

      After receipt, the MFN Escrow Agent shall deliver the MFN Escrow Amount as set forth below:

            (a) Following receipt of written notice signed by counsel for the MFN Settling Defendants certifying that such notice has been delivered by counsel for the MFN Settling Defendants to all parties hereto and stating that the Stipulation of Amendment has not received court approval or has been canceled, terminated or has otherwise become null and void for any reason, the MFN Escrow Agent shall upon the expiration of ten (10) business days following the MFN Escrow Agent's receipt of notice, and without an order of the Court, disburse the entire MFN Escrow Amount (including any interest thereon, as provided in Section 3) to the MFN Settling Defendants on the same pro rata basis as such funds were contributed to the MFN Escrow Account.

                                    EXHIBIT 3

            (b) Upon receipt of (i) written notice signed by counsel for the MFN Settling Defendants and counsel for the State of Texas stating that the Availability Date has occurred and (ii) an order of the Court so directing, the MFN Escrow Agent shall proceed to distribute the MFN Escrow Amount in accordance with such Court order.

            (c) For its services, the MFN Escrow Agent shall receive fees in accordance with the MFN Escrow Agent's customary fees in similar matters. All such fees shall constitute a direct charge against the MFN Escrow Amount, but the MFN Escrow Agent shall not debit the MFN Escrow Amount for any such charge until it shall have presented its statement to and received approval by counsel for the MFN Settling Defendants and counsel for the State of Texas, which approval shall not be unreasonably withheld. Such approval shall be deemed given if the MFN Escrow Agent has not received written objections from either counsel for MFN Settling Defendants or counsel for the State of Texas within 30 days after presentment of its statement. Such fees and all expenses charged against the MFN Escrow Amount shall, to the extent possible, be paid out of interest earned. In the event that counsel for MFN Settling Defendants or counsel for the State of Texas objects in writing to such fees, the MFN Escrow Agent shall not debit the MFN Escrow Amount except upon a court order approving such fees.

SECTION 5. Substitute Form W-9; Qualified Settlement Fund.

      Each of the signatories to this MFN Escrow Agreement shall provide the MFN Escrow Agent with a correct taxpayer identification number on a substitute Form W-9 within 90 days of the date hereof and indicate thereon that it is not subject to backup withholding. It is anticipated that the MFN Escrow Account established pursuant to this MFN Escrow Agreement shall be treated as a Qualified Settlement Fund for federal tax purposes pursuant to Treas. Reg. ss. 1.468B-1.

SECTION 6. Termination of MFN Escrow Account.

      This MFN Escrow Agreement (other than the MFN Escrow Agent's right to indemnification set forth in Section 7) shall terminate when the MFN Escrow Agent shall have released from the MFN Escrow Account all amounts pursuant to
Section 4 hereof.

                                    EXHIBIT 3

SECTION 7. MFN Escrow Agent.

            (a) The MFN Escrow Agent shall have no duty or obligation hereunder other than to take such specific actions as are required of it from time to time under the provisions hereof, and it shall incur no liability hereunder or in connection herewith for anything whatsoever other than as a result of its own negligence or willful misconduct. In the event the MFN Escrow Agent fails to receive the instructions contemplated by Section 4 hereof or receives conflicting instructions, the MFN Escrow Agent shall be fully protected in refraining from acting until such instructions are received or such conflict is resolved by written agreement or court order.

            (b) MFN Settling Defendants, on the same pro rata basis as the funds constituting the MFN Escrow Amount were contributed to the MFN Escrow Account, agree to indemnify, hold harmless and defend the MFN Escrow Agent from and against any and all losses, claims, liabilities and reasonable expenses, including the reasonable fees of its counsel, which it may suffer or incur hereunder or in connection herewith prior to the Availability Date, except such as shall result solely and directly from its own negligence or willful misconduct. The MFN Escrow Agent shall not be bound in any way by any agreement or contract between MFN Settling Defendants and the State of Texas (whether or not the MFN Escrow Agent has knowledge thereof) and the only duties and responsibilities of the MFN Escrow Agent shall be to hold and invest the MFN Escrow Amount received hereunder and to release such MFN Escrow Amount in accordance with the terms of this MFN Escrow Agreement.

            (c) The MFN Escrow Agent may resign at any time by giving written notice thereof to the other parties hereto, but such resignation shall not become effective until a successor MFN Escrow Agent, selected by the MFN Settling Defendants and agreeable to the State of Texas, shall have been appointed and shall have accepted such appointment in writing. If an instrument of acceptance by a successor MFN Escrow Agent shall not have been delivered to the MFN Escrow Agent within 30 days after the giving of such notice of resignation, the resigning MFN Escrow Agent may, at the expense of MFN Settling Defendants and the State of Texas (to be shared equally between the State of Texas and the MFN Settling Defendants), petition the Court for the appointment of a successor MFN Escrow Agent.

                                    EXHIBIT 3

            (d) Upon the Availability Date having occurred, provided that MFN Settling Defendants have performed all of their obligations required to be performed prior to the Availability Date, all duties and obligations of MFN Settling Defendants hereunder shall cease, with the exception of any indemnification obligation of MFN Settling Defendants incurred prior to the Availability Date.

SECTION 8. Miscellaneous.

            (a) Notices. All notices or other communications to any party or other person hereunder shall be in writing (which shall include telex, telecopy or similar writing) and shall be given to the respective parties or persons at the following addresses. Any party or person may change the name and address of the person designated to receive notice on behalf of such party or person by notice given as provided in this paragraph.

      State of Texas:

      Hon. Dan Morales
      Office of the Attorney General

      P.O. Box 12548
      Capitol Station
      Austin, TX 78711
      (512) 463-2063

      With a copy to:

      Walter Umphrey
      Provost & Umphrey
      490 Park Street
      P.O. Box 4905
      Beaumont, TX 77704
      Fax: (409) 838-8888

                                    EXHIBIT 3

                              Settling Defendants:

Philip Morris Incorporated:                 R.J. Reynolds Tobacco Company:

Martin J. Barrington, Esq.                  Charles A. Blixt, Esq.
Philip Morris Incorporated                  R.J. Reynolds Tobacco Company
120 Park Avenue                             401 North Main Street
New York, NY 10017-5592                     Winston-Salem, NC 27102
Fax: (212) 907-5399                         Fax: (336) 741-2998

With a copy to:                             With a copy to:

Meyer G. Koplow, Esq.                       Arthur F. Golden, Esq.
Wachtell, Lipton, Rosen & Katz              Davis Polk & Wardwell
51 West 52nd Street                         450 Lexington Avenue
New York, NY 10019                          New York, NY 10017
Fax: (212) 403-2000                         Fax: (212) 450-4800

For Brown & Williamson Tobacco              Lorillard Tobacco Company:
 Corporation:

Michael Walter                              Arthur J. Stevens, Esq.
Brown & Williamson Tobacco Corp.            Lorillard Tobacco Company
200 Brown & Williamson Tower                714 Green Valley Road
401 South Fourth Avenue                     Greensboro, NC 27408
Louisville, KY 40202                        Fax: (336) 335-7707
Fax: (502) 568-7187

With a copy to:

F. Anthony Burke
Brown & Williamson Tobacco Corporation
200 Brown & Williamson Tower
401 South Fourth Avenue
Louisville, KY 40202
Fax: (502) 568-7187

MFN Escrow Agent:

_________________ Bank, N.A.
Phone:
Fax:
Wire Transfer Instructions:
ABA #:
Account #:
Account Name:

                                    EXHIBIT 3

            (b) Successors and Assigns. The provisions of this MFN Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            (c) Governing Law. This MFN Escrow Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the conflicts of law rules of such state.

            (d) Jurisdiction and Venue. The parties hereto irrevocably and unconditionally submit to the jurisdiction of the United States District Court for the Eastern District of Texas for purposes of any suit, action or proceeding seeking to enforce any provision of, or based on any right arising out of, this MFN Escrow Agreement, and the parties hereto agree not to commence any such suit, action or proceeding except in such Court. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding in the Court and hereby further irrevocably waive and agree not to plead or claim in such Court that any such suit, action or proceeding has been brought in an inconvenient forum.

            (e) Definitions. Terms used herein that are defined in the Settlement Agreement or the Stipulation of Amendment are, unless otherwise defined herein, used in this MFN Escrow Agreement as defined in the Settlement Agreement or the Stipulation of Amendment, as appropriate.

            (f) Amendments. This MFN Escrow Agreement may be amended only by written instrument executed by all parties hereto. The waiver of any rights conferred hereunder shall be effective only if made by written instrument executed by the waiving party. The waiver by any party of any breach of this MFN Escrow Agreement shall not be deemed to be or construed as a waiver of any other breach, whether prior, subsequent or contemporaneous, of this MFN Escrow Agreement.

            (g) Counterparts; Effectiveness. This MFN Escrow Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This MFN Escrow Agreement shall become effective when each party hereto shall have signed a counterpart hereof. Delivery by facsimile of a signed agreement shall be deemed delivery for

                                    EXHIBIT 3

      purposes of acknowledging acceptance hereof; however, an original executed signature page must promptly thereafter be appended to this MFN Escrow Agreement, and an original executed agreement shall promptly thereafter be delivered to each party hereto.

            (h) Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction and interpretation hereof.

      IN WITNESS WHEREOF, the parties have executed this MFN Escrow Agreement as of the day and year first hereinabove written.

                                     STATE OF TEXAS


                                     By:
                                        -------------------------------
                                        Dan Morales
                                          Attorney General

                                     PHILIP MORRIS INCORPORATED


                                     By:
                                        -------------------------------
                                        Meyer G. Koplow
                                          Counsel

                                    EXHIBIT 3

                                     R.J. REYNOLDS TOBACCO COMPANY


                                     By:
                                        -------------------------------
                                        Arthur F. Golden
                                          Counsel

                                     BROWN & WILLIAMSON TOBACCO
                                        CORPORATION


                                     By:
                                        -------------------------------
                                        Stephen R. Patton
                                          Counsel

                                     LORILLARD TOBACCO COMPANY


                                     By:
                                        -------------------------------
                                        Arthur J. Stevens
                                        Senior Vice President & General Counsel

                                    EXHIBIT 3

                                     _____________________ BANK, N.A.
                                       as MFN Escrow Agent


                                     By:
                                        -------------------------------
                                        Name:
                                        Title: